Exhibit 99.1

HILLSHIRE BRANDS TO ACQUIRE PINNACLE FOODS FOR $6.6 BILLION

Unites Two Highly Complementary Companies with Iconic Brands

Expected to be Immediately Accretive to EPS and Provide Annual Synergies of $140 Million

CHICAGO, IL and PARSIPPANY, NJ – May 12, 2014 – The Hillshire Brands Company (NYSE: HSH) and Pinnacle Foods Inc. (NYSE: PF) today announced that they have entered into a definitive agreement under which Hillshire Brands will acquire all outstanding shares of Pinnacle Foods in a cash and stock transaction. Under the terms of the agreement, each share of Pinnacle Foods common stock will be exchanged for $18.00 in cash and 0.50 shares of Hillshire Brands common stock. The total enterprise value of the transaction is approximately $6.6 billion, including Pinnacle Foods’ outstanding net debt, which reflects an adjusted EBITDA multiple of 9.6x. The transaction brings together two highly complementary businesses with leading, iconic brands to create a diversified food company with estimated pro forma 2014 sales of $6.6 billion. On a combined basis, the companies will have leading positions in key frozen, refrigerated and center of store grocery categories.

The fixed exchange ratio of 0.50 shares of Hillshire Brands common stock was determined based on the ten day average closing price of Hillshire Brands as of May 9, 2014. The implied purchase price based on this average is $36.02 per share and represents an 18% premium to the price of Pinnacle Foods’ common stock based on the closing price on May 9, 2014. In conjunction with the agreement, certain affiliates of Blackstone, which collectively hold approximately 51% of Pinnacle Foods’ outstanding common stock, have entered into a voting agreement and, subject to its terms and conditions, agreed to vote their shares in favor of the transaction. The transaction was unanimously approved by the boards of directors of both companies and is expected to close by September 2014, subject to shareholder and regulatory approvals and other customary closing conditions.

“The combination of Hillshire Brands and Pinnacle Foods brings together two highly complementary organizations with strong brands, skilled employees and lean cost structures,” said Sean Connolly, president and chief executive officer of Hillshire Brands. “The acquisition creates a leading branded food company with enhanced scale, reach, and capabilities while providing margin expansion and strong EPS accretion. The new Hillshire Brands will have a strengthened position in frozen foods, new opportunities in the center store for our brands and in refrigerated for Pinnacle Foods’ brands. We believe our increased scale combined with a more diversified portfolio will deliver strong, consistent cash flows. This will enable us to continue to invest in our brands, enhance our portfolio, pursue value accretive M&A and deliver significant long-term value to our shareholders.”

“This compelling transaction offers Pinnacle Foods shareholders an immediate premium and the opportunity to participate in the tremendous potential of the combined organization,” said Bob Gamgort, chief executive officer of Pinnacle Foods. “The complementary portfolios and strategic fit of these two companies create significant value for the shareholders of both organizations. Our common passion for developing innovative products and maintaining close ties with our customers will position the combined entity to deliver outstanding benefits for employees, customers and shareholders.”

Compelling Strategic Rationale

The combined company will have a significantly expanded portfolio and enhanced operating capabilities, including:

•	High Quality Brands. The new Hillshire Brands will enhance its strong category positioning through its robust brand portfolio of ten #1 or #2 brands, including: Jimmy Dean, Hillshire Farm, Birds Eye, Ball Park, Duncan Hines, Vlasic, Wish-Bone, State Fair, Sara Lee frozen bakery, Mrs. Butterworth’s and Log Cabin, among others.

•	Increased Scale and Presence in Frozen, Center Store and Refrigerated. The combined company’s enhanced scale will significantly increase its presence with its key customer base. With leading brands and strong positions across the frozen, refrigerated and center store categories, the company will have the opportunity to further enhance its relationships with leading retailers. By extending Hillshire Brands’ reach into the center store and Pinnacle Foods’ reach into refrigerated, the transaction will create a platform with new revenue opportunities.

•	Greater Diversification. A larger portfolio across a range of categories will deliver greater revenue and input cost diversification increasing the cash flow consistency of the combined company.

•	Enhanced Operational Platform. The transaction will bring together two best-in-class operators with a shared low-cost operational approach and scalable infrastructure creating a stable platform for future expansion opportunities.

Financial Highlights

The combination is expected to be immediately accretive to earnings. By the end of year three, Hillshire Brands expects the combined company to achieve $140 million in estimated annual cost synergies, primarily derived from supply chain enhancements and the consolidation of overhead expenses, and annual EPS accretion in excess of 15%. The company also expects to realize incremental revenue growth opportunities based on its expanded brand portfolio and broader in-store reach. With this transaction, the company will also acquire Pinnacle Foods’ tax assets with an estimated present value of approximately $390 million. The adjusted EBITDA multiple is approximately 9.6x based on Pinnacle Foods’ 2013 adjusted EBITDA (including the full realization of the Wish-Bone acquisition synergies) and inclusive of the expected run-rate cost synergies related to the transaction and the previously mentioned estimated tax assets.

Hillshire Brands has secured committed financing from Goldman, Sachs & Co. Based on the strong cash flow characteristics of the combined company, Hillshire Brands expects to focus on continuing to invest in its business, reducing leverage over time and pursuing opportunistic acquisitions. Additionally, the company expects to maintain its current annual dividend of $0.70 per share and to suspend its previously announced share buyback program.

Additional Details

The combined company will operate under the Hillshire Brands name and will be headquartered in Chicago, IL. Sean Connolly, will serve as president and chief executive officer of the combined company. Hillshire Brands will appoint a representative from Blackstone to its Board upon the closing of the transaction.

Advisors

Centerview Partners and Goldman, Sachs & Co. are acting as financial advisors to Hillshire Brands, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal advisor. BofA Merrill Lynch and Blackstone Advisory Partners are acting as financial advisors to Pinnacle Foods, and Simpson Thacher & Bartlett LLP is acting as its legal advisor.

Conference Call and Webcast Information

Hillshire Brands will host an investor conference call and webcast today at 8:30 am ET/ 7:30 am CT to discuss the transaction. The call can be accessed by dialing (800)-988-9629 and providing the passcode: 445574473. The live webcast of the call can be accessed at www.hillshirebrands.com. An audio replay of the call will be available approximately 2 hours after the call’s conclusion through November 11, 2014, and can be accessed by calling (866)-509-6767 and entering the passcode: 445574473.

About The Hillshire Brands Company

The Hillshire Brands Company (NYSE: HSH) is a leader in branded, convenient foods. The company generated approximately $4 billion in annual sales in fiscal 2013, has more than 9,000 employees, and is based in Chicago. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells, Gallo Salame and Golden Island premium jerky. For more information on the company, please visit www.hillshirebrands.com.

About Pinnacle Foods

In more than 85% of American households, consumers reach for Pinnacle Foods brands. Pinnacle Foods is a Top 1000 Company ranked on Fortune Magazine’s 2013 Top 1000 companies list. We are a leading producer, marketer and distributor of high-quality branded food products, which have been trusted household names for decades. Headquartered in Parsippany, NJ, our business employs an average of 4,400 employees. We are a leader in the shelf-stable and frozen foods segments and our brands hold the #1 or #2 market position in 10 of the 13 major categories in which they compete. Our Duncan Hines Grocery Division manages brands such as Duncan Hines® baking mixes and frostings, Vlasic® and Vlasic Farmer’s Garden® shelf-stable pickles, Wish-Bone® and Western® salad dressings, Mrs. Butterworth’s® and Log Cabin® table syrups, Armour® canned meats, Brooks® and Nalley® chili and chili ingredients, Duncan Hines® Comstock® and Wilderness® pie and pastry fruit fillings and Open Pit® barbecue sauces. Our Birds Eye Frozen Division manages brands such as Birds Eye®, Birds Eye Steamfresh®, C&W®, McKenzie’s®, and Freshlike® frozen vegetables, Birds Eye Voila!® complete bagged frozen meals, Van de Kamp’s® and Mrs. Paul’s® frozen prepared seafood, Hungry-Man® frozen dinners and entrées, Aunt Jemima® frozen breakfasts, Lender’s® frozen and refrigerated bagels, and Celeste® frozen pizza. Our Specialty Foods Division manages Tim’s Cascade Snacks®, Hawaiian® kettle style potato chips, Erin’s® popcorn, Snyder of Berlin® and Husman’s® snacks in addition to our food service and private label businesses. Further information is available at http://www.pinnaclefoods.com.

Forward Looking Statements

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Hillshire Brands, Pinnacle Foods and the combined businesses of Hillshire Brands and Pinnacle Foods and certain plans and objectives of Hillshire Brands and Pinnacle Foods with respect thereto, including the expected benefits of the proposed merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions, including the receipt of approval of both Hillshire Brands’ stockholders and Pinnacle Foods’ stockholders; and the risk that financing for the transaction may not be available on favorable terms. These forward-looking statements are based on numerous assumptions and assessments made by Hillshire Brands and Pinnacle Foods in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Hillshire Brands’ and Pinnacle Foods’ plans with respect to the proposed merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. Neither Hillshire Brands nor Pinnacle Foods assumes any obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in Hillshire Brands’ Annual Report on Form 10-K for the fiscal year ended June 29, 2013 and in its reports on Form 10-Q and Form 8-K as well as in Pinnacle Foods’ Annual Report on Form 10-K for the fiscal year ended December 29, 2013 and in its reports on Form 10-Q and Form 8-K.

Additional Information and Where to Find It

The proposed merger transaction involving Hillshire Brands and Pinnacle Foods will be submitted to the respective stockholders of Hillshire Brands and Pinnacle Foods for their consideration. In connection with the proposed merger, Hillshire Brands will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Hillshire Brands and Pinnacle Foods to be filed with the Securities and Exchange Commission (the “SEC”), and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC. Hillshire Brands and Pinnacle Foods urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from Hillshire Brands upon written request to the Investor Relations Department, 400 South Jefferson Street, Chicago, Illinois 60607, telephone number (312) 614-8100 or from Hillshire Brands’ website, http://investors.hillshirebrands.com, or from Pinnacle Foods upon written request to the Investor Relations Department, 399 Jefferson Road, Parsippany, New Jersey, 07054, telephone number (973) 434-2924, or from Pinnacle Foods’ website, http://investors.pinnaclefoods.com.

Participants in Solicitation

Hillshire Brands, Pinnacle Foods and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Hillshire Brands and Pinnacle Foods in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Hillshire Brands and Pinnacle Foods in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Hillshire Brands’ executive officers and directors in its definitive proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on September 12, 2013. You can find more information about Pinnacle Foods’ executive officers and directors in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014. You can obtain free copies of these documents from Hillshire Brands and Pinnacle Foods using the contact information above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

For Hillshire Brands:

Investors	Media

Melissa Napier	Mike Cummins
312-614-8739	312-614-8412

For Pinnacle Foods:

Maria Sceppaguercio	Thuy-An Wilkins
973-541-8629	973-434-2999